Exhibit 99.1

Innovus Pharma Signs Exclusive Marketing and Distribution Agreement with
Oz Biogenics to Market and Distribute Zestra® EjectDelay® Sensum+® Vesele® and Zestra Glide® in Myanmar and Vietnam

San Diego, Calif., April 13, 2015  –  Innovus Pharmaceuticals, Inc., (“Innovus Pharma”) www.innovuspharma.com (OTCQB: INNV) announced today it has entered into an exclusive marketing and distribution agreement with Oz Biogenics based in Australia (“Oz Biogenics”) under which Innovus Pharma has granted to Oz Biogenics an exclusive ten-year license and distribution rights to market and sell Innovus Pharma’s  products including Zestra® to increase Female Sexual Arousal and Desire and Satisfaction, EjectDelay® for treating premature ejaculation, Sensum+® to increase penile sensitivity, Vesele® for sexual functions and cognitive responses and Zestra Glide® the high viscosity water based lubricant.  Oz Biogenics is in the process of negotiating commercial agreements with pharmaceutical companies in those countries to promote the product in the medical and mainstream channels. The annual minimum orders are approximately eight hundred sixty five thousand dollars over the ten year term of the agreement.

“This partnership is the eighth of many partnerships the Company is expected to announce in the near future and opens a large untapped market for our products and marks a total of 30 countries where we have commercial partners to date,” said Dr. Bassam Damaj, President & CEO of the Innovus.

About Zestra® and FSI/AD

Zestra® is a patented blend of natural oils clinically-proven in double-blind placebo-controlled clinical trials in 276 women to increase in a statistical significant manner the arousal, desire and sexual satisfaction in FSI/AD women. Zestra® is the first NHP product to receive approval for the indication of FSI/AD in Canada as an NHP. To date, the Company believes that no product has been approved to treat FSI/AD, a persistent or recurring inability to attain or maintain adequate sexual excitement until the completion of a sexual activity. The diagnosis can also refer to an inadequate lubrication-swelling response normally present during arousal and sexual activity causing personal distress. Published papers on the FSI/AD market size estimate it to be equal or larger than the market for erectile dysfunction in males, and possibly larger. Zestra® is currently available in the United States, Canada and Morocco. For more information visit www.zestra.com

About EjectDelay® and Premature Ejaculation

EjectDelay® is an over-the-counter (“OTC”) U.S. Food and Drug Administration and Health Canada compliant proprietary topical treatment containing the drug benzocaine and indicated for treatment of premature ejaculation.  The drug typically works within minutes of application to the glans of the penis. In clinical trials, the application of benzocaine has been shown to delay premature ejaculation by several minutes.  For more information visit www.ejectdelay.com.

Premature ejaculation (“PE”) is the most common sexual dysfunction reported by men but is still under-diagnosed and under-treated.  PE can happen at any age and its prevalence is consistent across all ages.  In an article in The Journal of Sexual Medicine in 2007 (Sex Med 2007, D.L. Patrick, D. Rowland and M. Rothman) stated, “Global studies consistently report that 20-30% of men experience PE worldwide.

About Sensum+® and Reduced Penile Sensitivity

Sensum+® is a blend of essential oils and natural botanicals including rose oil, sweet almond oil, cinnamon bark oil, and other extracts. The main ingredient of Sensum+® (cinnamon oil) works by activating the Transient Receptor Potential A1 (TRPA-1) channels responsible for the heat and cold sensation of the skin and results in an increase of sensation that current users welcome and appreciate. The safety and efficacy of Sensum+® was evaluated in 2 post marketing survey studies in circumcised and non-circumcised men. A total of 382 men used Sensum+® twice daily for fourteen consecutive days followed by once daily for 8 weeks and as needed thereafter.

For more information visit www.sensumplus.com.

Reduced Penile Sensitivity (“RPS”) results from a gradual loss of penile sensitivity over time.  As a person ages, the dulling effect can increase.  RPS can happen at any age and its prevalence is consistent across all ages. RPS results from many causes, including diabetes, ilioinguinal nerve entrapment resulting in 20% of all hernia surgeries a year, circumcision, multiple sclerosis patients, and 2% of patients using anti-depressants drugs.

About Vesele®
Vesele® is a proprietary, novel oral dietary supplement to maximize nitric oxide’s beneficial effects on sexual function and brain health. Vesele® contains a patented formulation of L-Arginine and L-Citrulline, in combination with the natural absorption enhancer Bioperine®. The beneficial effects of Vesele® on sexual and cognitive functions were confirmed in a four month US clinical survey study involving 152 patients (69 men and 83 women). Results from the clinical survey have indicated (1) improvement of erectile hardness and maintenance in men and increased sexual intercourse frequency with their partners and (2) lubrication in women, when taken separately by each.  Positive effects on brain health were translated by an increase in recall of words and names.
For more information visit www.myvesele.com

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is focusing on the commercialization of over-the-counter (“OTC”) and consumer products for men’s and women’s health, vitality and respiratory diseases. The Company generates revenues from its five commercial products on a worldwide basis including Zestra® for female arousal, EjectDelay® for premature ejaculation, Sensum+® to increase penal sensitivity (for sales outside the U.S. only), Zestra Glide® and Vesele® for increasing blood flow. The Company sells its products in the US online and through larger retailers such as Walmart and has seven commercial partners in 30 countries.

For more information, go to www.innovuspharma.com, www.zestra.com, www.ejectdelay.com, www.sensumplus.com, www.myvesele.com and www.myandroferti.com

About Oz Biogenics.

Oz Biogenics, based in Australia, is an emerging, fully-integrated, leading pharmaceutical company committed to deliver exceptional value for patients and customers across many therapeutic areas, to increase access to high-quality healthcare by developing, producing and marketing affordable generic drugs as well as innovative and specialty pharmaceuticals. Oz Biogenics corporate structure supports their three-prong approach for global growth with dedicated companies in the areas of Prescription Brands, Prescription Generics, OTC and private label products. The Company’s main corporate office is located in Sydney, Australia with operations in Sri Lanka, India, Bangladesh, Cambodia, Myanmar, Laos, Vietnam, Malaysia and Singapore. For more information, please go to:  www.ozbiogenics.com.au

Innovus Pharma’s Forward-Looking Safe Harbor Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, receiving patent protection for any of its products, to receive approval or meet the requirements of any relevant regulatory authority, to successfully commercialize such products and to achieve its other development, commercialization and financial goals, whether Oz Biogenics will be able to successfully market and sell the Company’s products in Myanmar and Vietnam.  Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

Innovus Pharma Contact:
Kevin Holmes
Chesapeake Group
info@chesapeakegp.com
T: 410-825-3930